As filed with the Securities and Exchange Commission on January 10, 2011

Registration No. 333-171313

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 1 TO

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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THT HEAT TRANSFER TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

20-5463509
(I.R.S. Employer Identification No.)

THT Industrial Park
No.5 Nanhuan Road, Tiexi District
Siping, Jilin Province 136000
People's Republic of China
86-434-3265241
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Guohong Zhao
CEO and President
No.5 Nanhuan Road, Tiexi District
Siping, Jilin Province 136000
People's Republic of China
86-434-3265241
(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

With copies to:
Louis A. Bevilacqua, Esq.
Joseph R. Tiano, Esq.
Thomas M. Shoesmith, Esq.
Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, D.C. 20037
(202) 663-8000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

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If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 par share (3)	4,453,500	$3.20 (2)	$14,251,200 (2)	$1,016.11
Common Stock, par value $0.001 par share (4)	222,675	$3.84	$855,072	$60.97
Total	4,676,175		$15,106,272	$1,077.08

(1)	In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low sale prices of the Registrant’s common stock on The Nasdaq Capital Market on December 17, 2010.

(3)	Represents shares of the Registrant’s common stock being registered for resale that have been issued to the selling stockholders named in this registration statement.

(4)	Represents shares of common stock issuable upon exercise of three-year warrants to purchase shares of common stock held by the selling stockholders named in this registration statement. The exercise price of the warrants is $3.84 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

2

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated January 10, 2011

PRELIMINARY PROSPECTUS

THT HEAT TRANSFER TECHNOLOGY, INC.

4,676,175 Shares of Common Stock

This prospectus relates to the resale of an aggregate of up to 4,676,175 shares of the common stock of THT Heat Transfer Technology, Inc. that may be sold from time to time by the selling stockholders named in this prospectus. The shares of common stock being offered by the selling stockholders include (i) 4,453,500 shares of common stock and (ii) 222,675 shares issuable upon the exercise of certain common stock purchase warrants.

Our filing of this registration statement, of which this prospectus is a part, is intended to satisfy our obligations to the selling stockholders to register for resale the shares issued to them and exercise of the warrants issued to them. We do not know if the warrants will be exercised or whether any of the shares of common stock will be sold pursuant to this prospectus or otherwise. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders but we will receive funds from the exercise of the warrants held by the selling stockholders if and when those warrants are exercised for cash. We will use any proceeds from the exercise of such warrants for general corporate and working capital purposes.

The shares of our common stock may be offered through public or private transactions at market prices prevailing at the time of sale, at a fixed price or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. In addition, shares of our common stock may be offered from time to time through ordinary brokerage transactions on the Nasdaq Capital Market. The timing and amount of any sale are within the sole discretion of the selling stockholders, subject to certain restrictions. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market under the symbol “THTI.” On January 7, 2011, the closing sale price of our common stock as reported on the Nasdaq Capital Market was $3.71.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 to read about risk factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                , 2010

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
USE OF TERMS	1
OUR COMPANY	1
THE OFFERING	1
FORWARD-LOOKING STATEMENTS	1
RISK FACTORS	2
USE OF PROCEEDS	2
DIVIDEND POLICY	2
SELLING STOCKHOLDERS	2
PLAN OF DISTRIBUTION	5
LEGAL MATTERS	6
EXPERTS	6
WHERE YOU CAN FIND ADDITIONAL INFORMATION	6
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	7

i

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, free writing prospectus or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer shares of our common stock and exercise of warrants owned by them. Each time a selling stockholder offers shares of common stock under this prospectus, it is required to provide to potential purchasers a copy of this prospectus and, if applicable, a copy of a prospectus supplement or free writing prospectus. We may also add, update or change in any applicable prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including, without limitation, a discussion of any risk factors or other special considerations that apply to these offerings of securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find Additional Information” for more information.

USE OF TERMS

Except as otherwise indicated by the context, all references in this prospectus to “THT,” “we,” “us,” “our,” “our Company,” or “the Company” are to THT Heat Transfer Technology, Inc., a Nevada corporation, and its consolidated subsidiaries. The terms “THT,” “we,” “us,” “our,” “our Company,” or “the Company” in each case do not include the selling stockholders.

OUR COMPANY

THT Heat Transfer Technology, Inc. is a Nevada holding company which conducts its operations through China-based operating subsidiaries. We are a provider of heat exchange products. A heat exchanger is a device built for efficient heat transfer from one medium to another. Through our Chinese operating subsidiary, Siping Juyuan, we design, manufacture and sell plate heat exchangers, shell-and-tube heat exchangers, heat exchanger units, other heat exchanger products, and provide total heat exchange solutions.

We were originally incorporated in the state of Delaware in 2006, and changed our state of incorporation to Nevada on November 24, 2009. On June 30, 2009, we acquired Megaway International Holdings Limited, a British Virgin Islands company, in a reverse acquisition transaction. From and after the reverse acquisition, our business became the business of our indirect, wholly owned subsidiaries Siping City Juyuan Hanyang Plate Heat Exchanger Co. Ltd. and Beijing Juyuan Hanyang Heat Exchange Equipment Co., Ltd.

Our corporate headquarters is located at THT Industrial Park, No.5 Nanhuan Road, Tiexi District, Siping, Jilin Province, People's Republic of China 136000. Our telephone number is (86) 459-8972870. We maintain a website at www.tht.cn that contains information about our Company, but that information is not a part of this prospectus.

THE OFFERING

Common stock offered by the selling stockholders	4,676,175 shares (includes 222,675 shares underlying warrants which have not yet been exercised and 4,453,500 shares of Common Stock)

Use of proceeds

All of the proceeds from the sale of common stock covered by this prospectus will be received by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock covered by this prospectus. If the selling stockholders exercise their warrants, we will receive $855,072 which will be used for general working capital purposes. See “Use of Proceeds.”

The Nasdaq Capital Market	Our common stock is quoted on the Nasdaq Capital Market under the symbol “THTI.”

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange 1 Act”). These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the important factors set forth below and in the documents incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2009, before investing in our common stock. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the price of our common stock and the value of your investment in us.

The number of shares being registered for sale is significant in relation to our trading volume.

All of the shares registered for sale on behalf of the selling stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. We have filed this registration statement to register these restricted shares for sale into the public market by the selling stockholders. These shares, if sold in the market all at once or at about the same time, could depress the market price during the period the registration statement remains effective and also could affect our ability to raise equity capital. Any outstanding shares not sold by the selling stockholders pursuant to this prospectus will remain as “restricted shares” in the hands of the holders, except for those held by non-affiliates for a period of six months, calculated pursuant to Rule 144.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders but we will receive funds from the exercise of the warrants held by the selling stockholders if and when those warrants are exercised for cash. We will use any proceeds from the exercise of such warrants for general corporate and working capital purposes. We will have complete discretion over how we may use the proceeds, if any, from any exercise of the warrants.

DIVIDEND POLICY

We have never declared or paid cash dividends. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders named below from time to time of up to a total of 4,676,175 shares of our common stock that were issued or are issuable to selling stockholders pursuant to transactions exempt from registration under the Securities Act. All of the common stock offered by this prospectus is being offered by the selling stockholders for their own accounts.

Private Placement

On December 7, 2010, we completed a private placement in which we sold to certain investors 4,453,500 shares for a purchase price of $14,251,200, or $3.20 per share, pursuant to a securities purchase agreement dated November 2, 2010. The foregoing issuances were made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation S promulgated thereunder.

Warrants Issued to Halter Financial Advisory Co., Ltd.

Halter Financial Advisory Co., Ltd. served as our financial advisor in connection with this private placement and as partial compensation for its services, we issued to certain of its designees warrants to purchase an aggregate of 222,675 shares of our common stock, representing 5% of the aggregate number of shares of common stock issued in the private placement. The warrants become exercisable on December 7, 2011 and expire on December 6, 2014. The exercise price is $3.84 per share. The foregoing issuance was made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation S promulgated thereunder.

Selling Stockholders

The table below, which was prepared based on information filed publicly or supplied to us by the selling stockholders, sets forth information regarding the beneficial ownership of outstanding shares of our common stock owned by the selling stockholders and the shares that they may sell or otherwise dispose of from time to time under this prospectus. Each of the selling stockholders, or their respective transferees, donees or their successors, may resell, from time to time, all, some or none of the shares of our common stock covered by this prospectus, as provided in this prospectus under the section entitled “Plan of Distribution” and in any applicable prospectus supplement. However, we do not know when or in what amount the selling stockholders may offer their shares for sale under this prospectus, if any.

The number of shares disclosed in the table below as “beneficially owned” are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying shares of convertible preferred stock, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days of January 7, 2011 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage of ownership in the following table is based upon 20,453,500 shares of common stock outstanding as of January 7, 2011.

Unless otherwise indicated and subject to community property laws where applicable, the selling stockholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by them. In addition, none of the selling stockholders has any family relationships with our officers, directors or controlling stockholders. Furthermore, unless otherwise indicated below, no selling stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer.

Information concerning any of the selling stockholders may change from time to time, and any changed information will be presented in a prospectus supplement as necessary. Please carefully read the footnotes located below the table in conjunction with the information presented in the table.

Name	Beneficial Ownership Before the Offering	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering (1)	Percentage of Common Stock Owned After Offering (1)
Infinity I-China Fund (Cayman), L.P. (2)	729,365	729,365	0	*
Infinity I-China Fund (Israel), L.P. (3)	372,265	372,265	0	*
Infinity I-China Fund (Israel 2), L.P. (4)	318,149	318,149	0	*
Infinity I-China Fund (Israel 3), L.P. (5)	142,721	142,721	0	*
Infinity I-China (Suzhou) L.P. (6)	937,500	937,500	0	*

Name	Beneficial Ownership Before the Offering	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering (1)	Percentage of Common Stock Owned After Offering (1)
Infinity I-China (Changzhou) L.P. (7)	312,500	312,500	0	*
MC Capital Asia Pacific Private Equity Fund, L.P. (8)	1,000,000	1,000,000	0	*
Zhejiang Jinqiao Hong Kong Limited (9)	312,500	312,500	0	*
Chunyan Zhang	156,250	156,250	0	*
Haiyu Mao	135,000	135,000	0	*
ACG Investment Partners, Inc. (10)	36,250	36,250	0	*
Naomichi Komuro	500	500	0	*
Shunichi Nawa	500	500	0	*
Halter Financial Advisory Co., Ltd. (11)	222,675	222,675	0

*Less than 1%

(1) Assuming that all securities offered are sold.

(2) Amir Gal-Or is the managing director of Infinity I-China Fund (Cayman), L.P. and has voting power and investment power of securities held by Infinity I-China Fund (Cayman), L.P.

(3) Amir Gal-Or is the managing director of Infinity I-China Fund (Israel), L.P. and has voting power and investment power of securities held by Infinity I-China Fund (Israel), L.P.

(4) Amir Gal-Or is the managing director of Infinity I-China Fund (Israel 2), L.P. and has voting power and investment power of securities held by Infinity I-China Fund (Israel 2), L.P.

(5) Amir Gal-Or is the managing director of Infinity I-China Fund (Israel 3), L.P. and has voting power and investment power of securities held by Infinity I-China Fund (Israel 3), L.P.

(6) Amir Gal-Or is the managing director of Infinity I-China (Suzhou) L.P. and has voting power and investment power of securities held by Infinity I-China (Suzhou) L.P.

(7) Amir Gal-Or is the managing director of Infinity I-China (Changzhou) L.P. and has voting power and investment power of securities held by Infinity I-China (Changzhou) L.P.

(8) Naomichi Komuro is the chairman of MC Capital Asia Pacific Private Equity Fund, L.P. and has voting power and investment power of securities held by MC Capital Asia Pacific Private Equity Fund, L.P.

(9) Jianqing Lu is the director of Zhejiang Jinqiao Hong Kong Limited and has voting power and investment power of securities held by Zhejiang Jinqiao Hong Kong Limited.

(10) Xudong Wang is the managing director of ACG Investment Partners, Inc. and has voting power and investment power of securities held by ACG Investment Partners, Inc.

(11) Zhihao Zhang is the CEO of Halter Financial Advisory Co., Ltd. and has voting power and investment power of securities held by Halter Financial Advisory Co., Ltd.

PLAN OF DISTRIBUTION

The selling stockholders, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock or interests in shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

- a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the shares of our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of shares of our common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents. We will not receive any of the proceeds from the sale of shares registered in this offering.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of our common stock or interests therein are “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Stockholders” for description of any material relationship that a stockholder has with us and the description of such relationship.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without volume restrictions pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus was passed upon for us by Holland & Hart LLP, 5441 Kietzke Lane, Reno, Nevada 89511.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008 incorporated in this prospectus by reference have been audited by the accounting firm of PKF, located in Hong Kong, a member firm of the PKF International Limited network of legally independent firms (“PKF”), an independent registered public accounting firm, and are incorporated in reliance upon their report dated March 29, 2010, given upon such firm’s authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. For further information regarding our company and the securities offered by this prospectus, we refer you to the registration statement, including the exhibits thereto. With respect to each such document filed with the SEC as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and will modify and supersede the information included in this prospectus to the extent that the information included as incorporated by reference modifies or supersedes the existing information. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are made after the initial filing date of the registration statement of which this prospectus is a part and before the termination of any offering of securities offered by this prospectus.

  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 31, 2010;

  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on May 17, 2010;

  Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed on August 16, 2010;

  Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, filed on November 15, 2010;

  The description of our common stock, $0.001 par value per share, contained in our Registration Statement on Form 8- A filed on July 7, 2010 pursuant to Section 12(b) of the Exchange Act; and

  Our Current Reports on Form 8-K filed on November 3, 2010 and December 8, 2010.

All filings filed by us pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus and any or all of the information that has been incorporated by reference in this prospectus at no cost by writing or calling us at our mailing address and telephone number: Jianjun He, THT Heat Transfer Technology, Inc., No.5 Nanhuan Road, Tiexi District Siping, Jilin Province 136000, People’s Republic of China, telephone: (86) 434-3265241.

You may read and copy all materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, all reports and documents that we have filed with the SEC can be obtained from the SEC’s Internet Site at http://www.sec.gov, or by visiting the “Investor Relations” section of our website at www.tht.cn.

4,676,175 Shares

THT HEAT TRANSFER TECHNOLOGY, INC.

Common Stock

PROSPECTUS

                               , 2010

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses, to be paid solely by us, in connection with the issuance and distribution of the securities being registered hereby:

Amount to be Paid*
SEC Registration Fee	$1,077.08
Printing Fees and Expenses	$5,000
Legal Fees and Expenses	$7,000
Accounting Fees and Expenses	$10,000
Miscellaneous	$2,000
Total	$25,077.08

________
* All amounts shown herein, except the SEC registration fee, are estimated and may vary based upon, among other things, the number of issuances and amount of securities offered. We will pay all of these expenses.

Item 15. Indemnification of Directors and Officers.

Our articles of incorporation provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this prospectus is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Siping, China on January 10, 2011.

THT HEAT TRANSFER TECHNOLOGY, INC.

By: /s/ Guohong Zhao
Guohong Zhao
Chief Executive Officer

*****

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on January 10, 2011.

SIGNATURE	TITLE

/s/ Guohong Zhao	Chief Executive Officer, President and Chairman
Guohong Zhao	(Principal Executive Officer)

/s/ Jianjun He	Chief Financial Officer
Jianjun He	(Principal Financial and Accounting Officer)

/s/ Tao Tsang*	Director
Tao Tsang

/s/ Wenquan Tao*	Director
Wenquan Tao

/s/ Fucai Zhan*	Director
Tony Chan

/s/ William Haus*	Director
William Haus

*/s/ Guohong Zhao
Guohong Zhao
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
3.1

Articles of Incorporation of the registrant as filed with the Secretary of State of Nevada on September 1, 2009 [incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on December 4, 2009].

3.2	Bylaws of the registrant adopted on September 16, 2009 [incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed on December 4, 2009]
5.1*	Opinion of Holland & Hart LLP.
10.1	Form of Securities Purchase Agreement, dated November 2, 2010 [incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on November 3, 2010].
10.2	Form of Lock-up Agreement, dated November 2, 2010 [incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on November 3, 2010].
10.3	Form of Make Good Escrow Agreement, dated November 2, 2010 [incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on November 3, 2010].
10.4	Form of Right of Co-Sale Agreement, dated November 2, 2010 [incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed on November 3, 2010].
10.5	Form of Closing Escrow Agreement, dated November 2, 2010 [incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed on November 3, 2010].
23.1*	Consent of PKF Hong Kong, Certified Public Accountants.
23.2	Consent of Holland & Hart LLP (included in Exhibit 5.1).
24**	Power of Attorney

*Filed herewith
**Filed previously